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                                                                 Exhibit 23(b)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 14, 1999 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation for the year ended December 31, 1998 included in the Registration Statement (Form S-2/S-4 No. 33-00000) and related Prospectus of Coeur d'Alene Mines Corporation for the registration of 13 3/8% Convertible Senior Subordinated Notes.

We also consent to the incorporation by reference in the Registration Statement of our report dated April 14, 1999 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation for the year ended December 31, 1998 included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                             Ernst & Young LLP

Seattle, Washington
June 18, 2001